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                                                                     EXHIBIT 10X

                                                                            2004

                         BRUSH ENGINEERED MATERIALS INC.

                     Agreement Relating to Restricted Shares

            WHEREAS,_________ , (the "Grantee") is employed by a subsidiary of Brush Engineered Materials Inc., an Ohio corporation (the "Corporation"); and

            WHEREAS, the execution of an agreement in the form hereof (this "Agreement") has been authorized by a resolution of the Organization and Compensation Committee (the "Committee") of the Board of Directors of the Corporation that was duly adopted on _______________ (the "Date of Grant");

            NOW, THEREFORE, pursuant to the Corporation's 1995 Stock Incentive Plan (as amended March 3, 1998) (the "Plan"), the Corporation hereby grants to the Grantee _______ Restricted Shares (as defined in the Plan), effective as of the Date of Grant, and subject to the terms and conditions of the Plan and the following additional terms, conditions, limitations and restrictions:

                                   DEFINITIONS

            All terms used herein with initial capital letters and not otherwise defined herein that are defined in the Plan shall have the meanings assigned to them in the Plan.

                       CERTAIN TERMS OF RESTRICTED SHARES

            1. Issuance of Restricted Shares. The Restricted Shares covered by this Agreement shall be issued to the Grantee effective upon the Date of Grant. The Common Shares subject to this grant of Restricted Shares shall be fully paid and nonassessable and shall be

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represented by a certificate or certificates registered in the Grantee's name, endorsed with an appropriate legend referring to the restrictions hereinafter set forth.

            2. Restrictions on Transfer of Shares. The Common Shares subject to this grant of Restricted Shares may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee, except to the Corporation, until the Restricted Shares have become nonforfeitable as provided in Section 3 hereof; provided, however, that the Grantee's rights with respect to such Common Shares may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 2 of this Article II shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Common Shares. The Corporation in its sole discretion, when and as permitted by the Plan, may waive the restrictions on transferability with respect to all or a portion of the Common Shares subject to this grant of Restricted Shares.

            3. Vesting of Restricted Shares. (a) All of the Restricted Shares covered by this Agreement shall become nonforfeitable if the Grantee shall have remained in the continuous employ of the Corporation or a Subsidiary for three years from the Date of Grant.

            (a) Notwithstanding the provisions of Section 3(a) of this Article II, all of the Restricted Shares covered by this Agreement shall immediately become nonforfeitable (i) if the Grantee dies or becomes permanently disabled while in the employ of the Corporation or a Subsidiary during the three-year period from the Date of Grant, or (ii) if a Change in Control occurs during the three-year period from the Date of Grant while the Grantee is employed by the Corporation or a Subsidiary.

            (b) Notwithstanding the provisions of Section 3(a) of this Article II, if the Grantee retires under a retirement plan of the Corporation or a Subsidiary at or after the normal retirement age provided for in such retirement plan or retires at an earlier age with the consent of the Committee, a portion of the Restricted Shares covered by this Agreement shall become

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nonforfeitable. The number of Restricted Shares that shall become nonforfeitable shall be determined by multiplying the total number of Restricted Shares granted hereunder by the number of months the Grantee remained in the continuous employ of the Corporation or a Subsidiary between the Date of Grant and the effective date of such retirement divided by 36. The Committee may, however, provide that more than such fraction shall become nonforfeitable in its discretion pursuant to Section 14 of the Plan.

            4. Forfeiture of Shares. The Restricted Shares shall be forfeited, except as otherwise provided in Section 3(c) above, if the Grantee ceases to be employed by the Corporation or a Subsidiary prior to three years from the Date of Grant. In the event of a forfeiture, the certificate(s) representing the Restricted Shares covered by this Agreement shall be cancelled.

            5. Dividend, Voting and Other Rights. (a) Except as otherwise provided herein, from and after the Date of Grant, the Grantee shall have all of the rights of a shareholder with respect to the Restricted Shares covered by this Agreement, including the right to vote such Restricted Shares and receive any dividends that may be paid thereon; provided, however, that any additional Common Shares or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Corporation shall be subject to the same restrictions as the Restricted Shares covered by this Agreement.

            (a) Cash dividends on the Restricted Shares covered by this Agreement shall be sequestered by the Corporation from and after the Date of Grant until such time as any of such Restricted Shares become nonforfeitable in accordance with Section 3 of this Article II, whereupon such dividends shall be paid to the Grantee in cash to the extent such dividends are attributable to Restricted Shares that have become nonforfeitable. To the extent that Restricted Shares covered by this Agreement are forfeited pursuant to Section 4 of this
Article II, all the dividends sequestered

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with respect to such Restricted Shares shall also be forfeited. No interest shall be payable with respect to any such dividends.

            6. Retention of Stock Certificate(s) by the Corporation. The certificate(s) representing the Restricted Shares covered by this Agreement shall be held in custody by the Corporation, together with a stock power endorsed in blank by the Grantee with respect thereto, until those shares have become nonforfeitable in accordance with Section 3 of this Article II.

                                   ARTICLE II
                               GENERAL PROVISIONS

            1. Compliance with Law. The Corporation shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Corporation shall not be obligated to issue any Common Shares pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

            2. Withholding Taxes. If the Corporation or any Subsidiary shall be required to withhold any federal, state, local or foreign tax in connection with any issuance or vesting of Common Shares or other securities pursuant to this Agreement, the Grantee shall pay the tax or make provisions that are satisfactory to the Corporation or such Subsidiary for the payment thereof. The Grantee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Corporation or such Subsidiary a portion of the Common Shares that are issued or transferred to the Grantee or that become nontransferable by the Grantee hereunder, and the Common Shares so surrendered by the Grantee shall be credited against any such withholding obligation at the Market Value per Share of such Common Shares on the date of such surrender.

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            3. Continuous Employment. For purposes of this Agreement, the continuous employment of the Grantee with the Corporation or a Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Corporation or a Subsidiary, by reason of the transfer of his employment among the Corporation and its Subsidiaries or a leave of absence approved by the Board.

            4. Right to Terminate Employment. No provision of this Agreement shall limit in any way whatsoever any right that the Corporation or a Subsidiary may otherwise have to terminate the employment of the Grantee at any time.

            5. Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Corporation or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Corporation or a Subsidiary.

            6. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee with under this Agreement without the Grantee's consent.

            7. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

            8. Governing Law. This agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Ohio.

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            This Agreement is executed by the Corporation as of the 7th day of
December, 2004.

                                 BRUSH ENGINEERED MATERIALS INC.

                                 By:______________________________
                                 Name: Michael C. Hasychak
                                 Title: Vice President, Treasurer and Secretary

            The undersigned hereby acknowledges receipt of an executed original of this Agreement Relating to Restricted Shares and accepts the award of Restricted Shares granted thereunder on the terms and conditions set forth herein and in the 1995 Stock Incentive Plan.

Date:________________                           ______________________________
                                                         Grantee

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                                                                       EXHIBIT A

                            1995 STOCK INCENTIVE PLAN

                         BRUSH ENGINEERED MATERIALS INC.

                            BENEFICIARY DESIGNATIONS

            In accordance with the terms and conditions of the 1995 Stock Incentive Plan of Brush Engineered Materials Inc. (the "Plan"), I hereby designate the person(s) indicated below as my beneficiary(ies) to receive any amounts payable under said Plan after my death.

    Name     __________________________________

    Address  __________________________________

             __________________________________

             __________________________________

    Social Sec. Nos. of Beneficiary(ies) _______________________________________

    Relationship(s)_____________________________________________________________

    Date(s) of Birth ___________________________________________________________

            In the event that the above-named beneficiary(ies) predecease(s) me, I hereby designate the following person as beneficiary(ies);

    Name    _________________________

    Address _________________________

            _________________________

            _________________________

    Social Sec. Nos. of Beneficiary(ies)________________________________________

    Relationship(s)  ___________________________________________________________

    Date(s) of Birth ___________________________________________________________

            I hereby expressly revoke all prior designations of beneficiary(ies), reserve the right to change the beneficiary(ies) herein designated and agree that the rights of said beneficiary(ies) shall be subject to the terms of the Plan. In the event that there is no beneficiary living at the time of my death, I understand that the amounts payable under the Plan will be paid to my estate.

_____________        ___________________________________________________________
    Date                       (Signature)

                     ___________________________________________________________
                          (Print or type name)